EXPENSE LIMIT AGREEMENT

   Expense Limit Agreement made as of May 1, 2006 and as revised on May 21, 2012 between Pioneer Investment Management, Inc. ("PIM"), on behalf of itself and its affiliates, Pioneer Investment Management Shareholder Services, Inc. ("PIMSS") and Pioneer Funds Distributor, Inc. ("PFD"), and each of the Pioneer Funds listed on Annex A, as updated from time to time (each a "Fund").

   Whereas PIM, PIMSS and PFD wish to reduce the expenses of each Fund; and

   Whereas each Fund wishes to have PIM enter into such an agreement.

   Now therefore the parties agree as follows:

   SECTION 1 Special Class A Limitations. The expenses attributable to each class of shares of the Funds listed on Annex B, as updated from time to time, shall be reduced, if necessary, so that the Ordinary Operating Expenses (as defined below) of each Fund attributable to such class of shares do not exceed the percentage of average daily net assets attributable to the applicable class of shares of such Fund as set forth on Annex B. This expense limitation shall be effected first by PIMSS waiving transfer agency fees and expenses allocated to the applicable class of shares. If waiving transfer agency fees and expenses alone is not sufficient to achieve the expense limitation reflected in Annex B, PFD shall waive Rule 12b-1 fees attributable to the applicable class of shares. In the event that waiving transfer agency fees and expenses and Rule 12b-1 fees attributable to a class of shares is not sufficient to achieve the expense limitation reflected in Annex B, PIM shall reimburse other expenses or waive other fees ("Fund-Wide Expenses") to the extent necessary to further reduce the expenses attributable to that class of shares to the percentage of average daily net assets reflected in Annex B. In the event that PIM waives or reimburses any Fund-Wide Expenses, PIM also agrees to waive or reimburse the Fund-Wide Expenses attributable to any other authorized class of shares to the same extent that such expenses are reduced for the class of shares that required the reduction of Fund-Wide Expenses.

   SECTION 2 Amendment or Termination of Expense Limits. PIM may terminate or modify these expense limitations only in accordance with this Agreement. PIM agrees that the expense limitations set forth in Annex B shall continue in force until the date set forth with respect to each Fund (and class thereof) in Annex B; provided, that PIM may extend a date reflected in Annex B from time to time.

   SECTION 3 Termination of Expense Reimbursement Provisions. Notwithstanding anything to the contrary in any predecessor to this Agreement, PIM agrees that it shall not be entitled to be reimbursed for any expenses that PIM, PIMSS or PFD has waived or limited.

   SECTION 4 Ordinary Operating Expenses. For purposes of this Agreement, Ordinary Operating Expenses means all expenses of the Funds other than extraordinary expenses, such as litigation, taxes and brokerage commissions.

   SECTION 5 Governing Law. This Agreement shall be governed by the laws of the State of Delaware.

   SECTION 6 Existing Agreements Superseded. In the case of each Fund, to the extent that this Agreement provides for expense limit arrangements for the same classes of the Fund to which an existing expense limit agreement relates (each an "Existing Agreement"), this Agreement shall supersede and replace the Existing Agreement.

   In witness whereof, the parties hereto have caused this Agreement to be signed as of the 21st day of May, 2012.

                                         Each of the Funds Listed on Annex A.

                                         By: ----------------------------------
                                         Name: Daniel K. Kingsbury
                                         Title: Executive Vice President

                                         PIONEER INVESTMENT
                                         MANAGEMENT, INC.

                                         By: ----------------------------------
                                         Name: Gregg M. Dooling
                                         Title: Chief Financial Officer

                                                                        Annex A

Pioneer Absolute Return Credit Fund (a series of Pioneer Series Trust X) Pioneer Bond Fund
Pioneer AMT-Free Municipal Fund (a series of Pioneer Series Trust II)
Pioneer Cash Reserves Fund (a series of Pioneer Money Market Trust)
Pioneer Classic Balanced Fund (a series of Pioneer Series Trust IV)
Pioneer Cullen Value Fund (a series of Pioneer Series Trust III)
Pioneer Disciplined Growth Fund (a series of Pioneer Series Trust V)
Pioneer Disciplined Value Fund (a series of Pioneer Series Trust V)
Pioneer Emerging Markets Fund
Pioneer Equity Income Fund
Pioneer Equity Opportunity Fund
Pioneer Floating Rate Fund (a series of Pioneer Series Trust VI)
Pioneer Fund
Pioneer Fundamental Growth Fund (a series of Pioneer Series Trust X)
Pioneer Global Aggregate Bond Fund (a series of Pioneer Series Trust VII) Pioneer Global High Yield Fund (a series of Pioneer Series Trust VII)
Pioneer Global Equity Fund (a series of Pioneer Series Trust V)
Pioneer Growth Opportunities Fund (a series of Pioneer Series Trust II)
Pioneer High Income Municipal Fund (a series of Pioneer Series Trust V)
Pioneer High Yield Fund
Pioneer Ibbotson Aggressive Allocation Fund (a series of Pioneer Ibbotson Asset Allocation Series)
Pioneer Ibbotson Conservative Allocation Fund (a series of Pioneer Ibbotson Asset Allocation Series)
Pioneer Ibbotson Growth Allocation Fund (a series of Pioneer Ibbotson Asset Allocation Series)
Pioneer Ibbotson Moderate Allocation Fund (a series of Pioneer Ibbotson Asset Allocation Series)
Pioneer Independence Fund
Pioneer International Value Fund (a series of Pioneer Series Trust VIII) Pioneer Mid Cap Value Fund
Pioneer Multi-Asset Floating Rate Fund (a series of Pioneer Series Trust X) Pioneer Multi-Asset Income Fund (a series of Pioneer Series Trust IV)
Pioneer Multi-Asset Real Return Fund (a series of Pioneer Series Trust VI) Pioneer Oak Ridge Large Cap Growth Fund (a series of Pioneer Series Trust I) Pioneer Oak Ridge Small Cap Growth Fund (a series of Pioneer Series Trust I) Pioneer Research Fund
Pioneer Select Mid Cap Growth Fund (a series of Pioneer Series Trust I)
Pioneer Short Term Income Fund
Pioneer Strategic Income Fund

                                    Annex B

                                                      Fiscal  Regular
                                                       Year  Prospectus Expense
Fund                                            Class  End      Date     Limit  Expiration
----                                            ----- ------ ---------- ------- ----------
Pioneer Absolute Return Credit Fund               A    3/31     8/1      1.20%   8/1/13
                                                  C    3/31     8/1      2.10%   8/1/13
                                                  Y    3/31     8/1      0.85%   8/1/13

Pioneer Fundamental Growth Fund                   A    3/31     8/1      1.09%   8/1/13
                                                  B    3/31     8/1      2.15%   8/1/13
                                                  C    3/31     8/1      2.15%   8/1/12
                                                  R    3/31     8/1      1.40%   8/1/13
                                                  Z    3/31     8/1      0.90%   8/1/13

Pioneer Multi-Asset Floating Rate Fund            A    3/31     8/1      0.85%   8/1/13
                                                  C    3/31     8/1      1.85%#  8/1/13
                                                  Y    3/31     8/1      0.65%   8/1/13

Pioneer Bond Fund                                 A    6/30     11/1     0.85%   11/1/13
                                                  B    6/30     11/1     1.90%   11/1/13
                                                  C    6/30     11/1     1.90%   11/1/13
                                                  R    6/30     11/1     1.25%   11/1/13
                                                  Z    6/30     11/1     0.65%   11/1/13
                                                  A+   6/30     11/1     1.01%   6/1/12
                                                  Y+   6/30     11/1     0.76%   6/1/12

Pioneer Cullen Value Fund
                                                  A	6/30	11/1     1.20%	 11/1/13
                                                  B	6/30	11/1	 2.10%	 11/1/13
						  C	6/30	11/1	 2.10%   11/1/13
						  R	6/30	11/1	 1.40%   11/1/13
						  Y	6/30	11/1	 0.85%   11/1/13
						  Z	6/30	11/1	 0.90%   11/1/13
                                                  A+    6/30    11/1     1.26%   6/1/12
                                                  Y+    6/30    11/1     1.01%   6/1/12

Pioneer Ibbotson Moderate Allocation Fund*        A    7/31     12/1     0.74%   12/1/13
                                                  B    7/31     12/1     1.52%   12/1/13
                                                  C    7/31     12/1     1.52%   12/1/13

Pioneer Ibbotson Growth Allocation Fund*          A    7/31     12/1     0.79%   12/1/13
                                                  B    7/31     12/1     1.57%   12/1/13
                                                  C    7/31     12/1     1.57%   12/1/13

Pioneer Ibbotson Aggressive Allocation Fund*      A    7/31     12/1     0.85%   12/1/13
                                                  B    7/31     12/1     1.64%   12/1/13
                                                  C    7/31     12/1     1.64%   12/1/13

Pioneer Ibbotson Conservative Allocation Fund*    A    7/31     12/1     0.78%   12/1/13
                                                  B    7/31     12/1     1.68%   12/1/13
                                                  C    7/31     12/1     1.68%   12/1/13

Pioneer Classic Balanced Fund                     A    7/31     12/1     1.16%   12/1/13
                                                  B    7/31     12/1     2.06%   12/1/13
                                                  C    7/31     12/1     2.06%   12/1/13

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# Effective June 30, 2012, the expense limit is reduced to 1.15% of the average daily net assets attributable to Class C Shares. The expense limit will be in effect through August 1, 2013.
+ Expense limitation due to reorganization of a Regions Morgan Keegan Select Fund into the fund. Reorganization occurred as of the close of business on May 15, 2009.
* Expense limitation applies to the fund's direct ordinary operating expenses and not the expenses of the underlying funds.

                                         A+  7/31      12/1     1.33%   6/1/12
                                         Y+  7/31      12/1     1.08%   6/1/12

                                             Fiscal  Regular
                                              Year  Prospectus Expense
Fund                                   Class  End      Date     Limit  Expiration
----                                   ----- ------ ---------- ------- ----------
Pioneer Multi-Asset Income Fund          A   7/31      12/1     0.85%   12/1/13
                                         C   7/31      12/1     1.75%   12/1/13
                                         Y   7/31      12/1     0.65%   12/1/13

Pioneer Short Term Income Fund           A   8/31      1/1      0.90%   1/1/13
                                         B   8/31      1/1      1.80%   1/1/13
                                         C   8/31      1/1      1.80%   1/1/13
                                         A+  8/31      1/1      1.04%   6/1/12
                                         Y+  8/31      1/1      0.79%   6/1/12

Pioneer Global Equity Fund               A   8/31      1/1      1.30%   1/1/13
                                         B   8/31      1/1      2.20%   1/1/13
                                         C   8/31      1/1      2.20%   1/1/13
                                         Y   8/31      1/1      0.80%   1/1/13

Pioneer Disciplined Growth Fund          A   8/31      1/1      1.25%   1/1/13
                                         B   8/31      1/1      2.15%   1/1/13
                                         C   8/31      1/1      2.15%   1/1/13
                                         Y   8/31      1/1      0.90%   1/1/13

Pioneer Disciplined Value Fund           A   8/31      1/1      1.25%   1/1/13
                                         B   8/31      1/1      2.15%   1/1/13
                                         C   8/31      1/1      2.15%   1/1/13
                                         Y   8/31      1/1      0.90%   1/1/13

Pioneer High Income Municipal Fund       A   8/31      1/1      0.90%   1/1/13
                                         C   8/31      1/1      1.80%   1/1/13

Pioneer High Yield Fund                  Z   10/31     3/1      0.85%   3/1/13
                                         Y   10/31     3/1      0.70%   3/1/13
                                         Z   10/31     3/1      0.90%   3/1/13

Pioneer Global Aggregate Bond Fund       A   10/31     3/1      1.00%   3/1/13
                                         C   10/31     3/1      1.90%   3/1/13
                                         Y   10/31     3/1      0.75%   3/1/13

Pioneer Mid Cap Value Fund               A+  10/31     3/1      1.43%   6/1/12
                                         Y+  10/31     3/1      1.18%   6/1/12

Pioneer Multi-Asset Real Return Fund*    A   10/31     3/1      1.20%   3/1/13
                                         C   10/31     3/1      2.10%   3/1/13
                                         Y   10/31     3/1      0.90%   3/1/13

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+ Expense limitation due to reorganization of a Regions Morgan Keegan Select Fund into the fund. Reorganization occurred as of the close of business on May 15, 2009.
* Expense limitation applies to the fund's direct ordinary operating expenses and not the expenses of the underlying funds.

                                               Fiscal  Regular
                                                Year  Prospectus Expense
Fund                                     Class  End      Date     Limit  Expiration
----                                     ----- ------ ---------- ------- ----------
Pioneer Emerging Markets Fund              A   11/30     4/1      1.95%    4/1/13
                                           B   11/30     4/1      2.85%    4/1/13
                                           C   11/30     4/1      2.85%    4/1/13
                                           R   11/30     4/1      2.20%    4/1/13

Pioneer International Value Fund           A   11/30     4/1      1.45%    4/1/13
                                           B   11/30     4/1      2.35%    4/1/13
                                           C   11/30     4/1      2.35%    4/1/13

Pioneer Oak Ridge Large Cap Growth Fund    A   11/30     4/1      1.20%    4/1/13
                                           B   11/30     4/1      2.10%    4/1/13
                                           C   11/30     4/1      2.10%    4/1/13
                                           R   11/30     4/1      1.45%    4/1/13

Pioneer Oak Ridge Small Cap Growth Fund    A   11/30     4/1      1.40%    4/1/13
                                           B   11/30     4/1      2.30%    4/1/13
                                           C   11/30     4/1      2.30%    4/1/13
                                           R   11/30     4/1      1.60%    4/1/13

Pioneer Select Mid Cap Growth Fund         A+  11/30     4/1      1.25%    6/1/12
                                           Y+  11/30     4/1      1.00%    6/1/12

Pioneer Equity Opportunity Fund            A   11/30     4/1      1.25%    4/1/13
                                           B   11/30     4/1      2.15%    4/1/13
                                           C   11/30     4/1      2.15%    4/1/13

Pioneer Fund                               Z   12/31     5/1      0.85%    5/1/13
                                           A+  12/31     5/1      1.47%    6/1/12
                                           Y+  12/31     5/1      1.22%    6/1/12

Pioneer Research Fund                      A   12/31     5/1      1.25%    5/1/13
                                           B   12/31     5/1      2.15%    5/1/13
                                           C   12/31     5/1      2.15%    5/1/13

Pioneer Independence Fund                  A   12/31     5/1      1.25%    5/1/13
                                           B   12/31     5/1      2.15%    5/1/13
                                           C   12/31     5/1      2.15%    5/1/13

Pioneer AMT-Free Municipal Fund            A   12/31     5/1      0.82%    5/1/13
                                           B   12/31     5/1      1.72%    5/1/13
                                           C   12/31     5/1      1.72%    5/1/13
                                           Y   12/31     5/1      0.55%    5/1/13

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+ Expense limitation due to reorganization of a Regions Morgan Keegan Select Fund into the fund. Reorganization occurred as of the close of business on May 15, 2009.
* Expense limitation applies to the fund's direct ordinary operating expenses and not the expenses of the underlying funds.